                                FORM OF ELECTION
                                      FOR
                               TCA CABLE TV, INC.
                              A TEXAS CORPORATION
                                    ("TCA"),

to receive, per share of TCA stock, either (a) half cash and half stock, or, subject to proration (b) all cash or (c) all stock, pursuant to the Agreement and Plan of Merger, dated as of May 11, 1999 (the "Merger Agreement"), among Cox Communications Inc., Cox Classic Cable, Inc., a Delaware corporation and wholly owned subsidiary of Cox, and TCA pursuant to which it is expected that TCA will be acquired by, and become a wholly owned subsidiary of, Cox.

                                                                       WHAT YOU WILL RECEIVE
                      ELECTION                                          FOR EACH TCA SHARE
                      --------                                         ---------------------
Half Cash and Half Stock (the "Preferred
  Election").........................................  0.7418 of a share of Cox Class A common stock and
                                                       $31.25 in cash, without interest, or
Cash Election........................................  $62.50 in cash, without interest, subject to proration, or
Share Election.......................................  1.4836 shares of Cox Class A common stock, subject to proration

    THE PREFERRED ELECTION -- HALF CASH AND HALF STOCK -- IS A GUARANTEED ELECTION AND IS NOT SUBJECT TO PRORATION. THE CASH ELECTION AND THE SHARE ELECTION ARE SUBJECT TO THE PRORATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THE PROXY STATEMENT/PROSPECTUS AS ANNEX A. THE PRORATION PROCEDURES ARE DESCRIBED UNDER THE CAPTION "THE MERGER AGREEMENT -- CONVERSION OF TCA STOCK, ELECTIONS AND EXCHANGE OF CERTIFICATES" IN THE PROXY STATEMENT/PROSPECTUS AND IN GENERAL INSTRUCTION 4 BELOW. YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BEFORE COMPLETING THIS FORM OF ELECTION.
                     The exchange agent for the merger is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                  FACSIMILE: (201) 222-4720 OR (201) 222-4721
                   CONFIRMATION BY TELEPHONE: (201) 222-4707

         By Hand:               By Overnight Courier:              By Mail:
First Chicago Trust Company  First Chicago Trust Company  First Chicago Trust Company
        of New York                  of New York                  of New York
     Corporate Actions            Corporate Actions            Corporate Actions
        Department                   Department                   Department
c/o Securities Transfer and   14 Wall Street, 8th Floor           Suite 4660
 Reporting Services, Inc.            Suite 4680                  P.O. Box 2569
    100 William Street           New York, NY 10005       Jersey City, NJ 07303-2569
    Galleria, New York,
         NY 10038

    Delivery of this form of election to an address other than as set forth above or transmission of this form of election via a facsimile to a number other than as set forth above will not constitute a valid delivery to the exchange agent. This document should be delivered with any other documents required pursuant to the terms hereof in the green envelope delivered in connection herewith.

    To be effective, this form of election must be received by the exchange agent before the election deadline.

-----------------------------------------------------------------------------------------------------------------------
                                     BOX A: ELECTION AND DESCRIPTION OF TCA SHARES
                                        (ATTACH ADDITIONAL SHEETS IF NECESSARY)
                                                      CHOOSE ONE:
-----------------------------------------------------------------------------------------------------------------------
                                                                                  TYPE OF ELECTION
                                                             ----------------------------------------------------------
                                                                                    TOTAL
                                                                                    NUMBER
 NAME(S) AND ADDRESS(ES) OF REGISTERED                                            OF SHARES    PREFERRED       CASH
 HOLDER(S), OR NAME OF DEPOSITORY TRUST                                          REPRESENTED    ELECTION     ELECTION
 COMPANY PARTICIPANT(S) (PLEASE FILL IN IF                       CERTIFICATE          BY       (NUMBER OF   (NUMBER OF
 NO LABEL IS ATTACHED)                                             NUMBER        CERTIFICATE    SHARES)      SHARES)
-----------------------------------------------------------------------------------------------------------------------

                                                             ----------------------------------------------------------

                                                             ----------------------------------------------------------

                                                             ----------------------------------------------------------

                                                             ----------------------------------------------------------
        Total Shares
-----------------------------------------------------------------------------------------------------------------------
 [  ] NON-ELECTION
-----------------------------------------------------------------------------------------------------------------------

                                                                 BOX A:
                                                                 ELECTION
                                                                   AND
                                                               DESCRIPTION
                                                                  OF TCA
                                                                  SHARES
                                                                (ATTACH
                                                                ADDITIONAL
                                     BOX A: ELECTION AND DES    SHEETS IF
                                        (ATTACH ADDITIONAL S    NECESSARY)
                                                      CHOOSE  CHOOSE ONE:
---------------------------------------------------------------------------------------
                                                                TYPE OF
                                                                ELECTION
                                                             ---------------------------------------
 NAME(S) AND ADDRESS(ES) OF REGISTERED                           STOCK
 HOLDER(S), OR NAME OF DEPOSITORY TRUST                         ELECTION
 COMPANY PARTICIPANT(S) (PLEASE FILL IN IF                     (NUMBER OF
 NO LABEL IS ATTACHED)                                          SHARES)
-----------------------------------------------------------------------------------------------------------------------
                                                             ----------------------------------------------------------
                                                             ----------------------------------------------------------
                                                             ----------------------------------------------------------
                                                             ----------------------------------------------------------
        Total Shares
-----------------------------------------------------------------------------------------------------------------------
 [  ] NON-ELECTION
-----------------------------------------------------------------------------------------------------------------------

               PLEASE READ THE SPECIAL ELECTION INSTRUCTIONS AND
 THE GENERAL INSTRUCTIONS IN THIS FORM OF ELECTION CAREFULLY BEFORE COMPLETING
                             THIS FORM OF ELECTION

    THE CURRENT ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON AUGUST 11, 1999. A COMPLETED FORM OF ELECTION MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE IN ORDER FOR ANY ELECTION MADE HEREBY TO BE EFFECTIVE. IF A PROPERLY COMPLETED FORM OF ELECTION IS NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, YOU WILL BE DEEMED TO HAVE MADE A NON-ELECTION WITH RESPECT TO YOUR SHARES, AND THE FORM OF MERGER CONSIDERATION WHICH YOU WILL BE ENTITLED TO RECEIVE WILL BE THE PREFERRED ELECTION (0.7418 OF A SHARE OF COX CLASS A COMMON STOCK AND $31.25 IN CASH PER SHARE OF TCA STOCK). IF YOU TIMELY RETURN A PROPERLY COMPLETED FORM OF ELECTION TO THE EXCHANGE AGENT, BUT YOU FAIL TO INDICATE AN ELECTION IN BOX A ABOVE YOU WILL BE DEEMED TO HAVE INDICATED A NON-ELECTION.

    YOUR ELECTION WILL NOT BE VALID IF (A) BEFORE THE SHAREHOLDER VOTE IS TAKEN ON THE MERGER, TCA RECEIVES WRITTEN NOTICE OF YOUR INTENT TO ASSERT DISSENTERS' RIGHTS IF THE MERGER TAKES PLACE, AND (B) YOU DID NOT VOTE IN FAVOR OF THE MERGER AND TOOK SUCH OTHER ACTIONS AS MAY BE REQUIRED PRIOR TO THE EFFECTIVE TIME TO PERFECT DISSENTERS' RIGHTS UNDER TEXAS LAW.

    The proxy statement/prospectus of TCA, dated July 8, 1999, relating to the merger was first mailed to shareholders of TCA on or about July 9, 1999. Copies of the proxy statement/prospectus, as well as extra copies of this form of election, may be requested from the exchange agent at the addresses shown on the cover or the toll-free number given in the General Instructions. The return of this Form of Election to the exchange agent is an acknowledgment of the receipt of the proxy statement/prospectus.

    The exchange agent reserves the right to deem that you have made a Non-Election if:

        A. No election choice is indicated in Box A above;

        B. You fail to follow the instructions on this Form of Election or otherwise fail to properly make an election;

        C. A completed form of election is not actually received by the exchange agent prior to the election deadline.

    Notwithstanding anything to the contrary in this form of election, the exchange agent reserves the right to waive any flaws in a completed form of election but shall be under no obligation to do so.

    The merger consideration is expected to be mailed promptly after the merger is consummated.

    COMPLETING AND RETURNING THIS FORM OF ELECTION DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO APPROVAL OF THE MERGER OR THE MERGER AGREEMENT (INCLUDING THE PLAN OF MERGER THAT IS A PART OF THE MERGER AGREEMENT) AT THE SPECIAL MEETING. TO VOTE AT THE SPECIAL MEETING, YOU MUST COMPLETE, SIGN AND RETURN THE WHITE PROXY CARD THAT ACCOMPANIED THE PROXY STATEMENT/PROSPECTUS AND RETURN IT IN THE WHITE ENVELOPE DELIVERED THEREWITH, OR YOU MUST ATTEND THE SPECIAL MEETING IN PERSON AND VOTE YOUR SHARES THEREAT. IF YOU HAVE ANY QUESTIONS CONCERNING THE VOTING OF YOUR TCA STOCK, PLEASE CALL THE PROXY SOLICITATION AGENT, CHASE MELLON SHAREHOLDER SERVICES, TOLL-FREE AT (877) 698-6870.

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

Ladies and Gentlemen:

    Pursuant to the Merger Agreement and subject to the proration procedures included therein and described in the proxy statement/prospectus, the undersigned (A) hereby elects, in the manner indicated in Box A above, to have each share of TCA stock converted into the right to receive (1) 0.7418 of a share of Cox Class A common stock and $31.25 in cash (a "Preferred Election") or, subject to proration, (2) $62.50 in cash, without interest (a "Cash Election") or (3) 1.4836 shares of Cox Class A common stock (a "Share Election") or (B) hereby states that the undersigned has no preference as between a Preferred Election, a Cash Election or a Share Election (a "Non-Election"). In addition, it is understood that the exchange agent will pay cash in lieu of any fractional share of Cox Class A common stock otherwise issuable in connection with the merger, as provided in the Merger Agreement.

    The undersigned understands that each election is subject to certain terms, conditions and limitations that have been set forth in the Merger Agreement including, but not limited to, the fact that Cox will issue a maximum of approximately 39.6 million shares of Cox Class A common stock and will pay a maximum of approximately $1.6 billion in cash in exchange for the outstanding TCA stock. TCA stock held by shareholders who choose to exercise dissenters rights, who have not voted in favor of the merger and have properly given written notice of their intent to demand payment for their shares if the merger is effectuated and have preserved their right to receive payment for such shares by taking those actions required by Articles 5.11, 5.12 and 5.13 of the TBCA within the time periods stipulated therein, will not be converted into the right to receive merger consideration. THE UNDERSIGNED ACKNOWLEDGES THAT IF THE UNDERSIGNED MAKES A CASH ELECTION OR A SHARE ELECTION, SUCH ELECTION WILL BE SUBJECT TO PRORATION PURSUANT TO THIS LIMITATION. AS A RESULT OF THE PRORATION PROCESS, THE UNDERSIGNED MAY NOT RECEIVE THE FORM OF CONSIDERATION THAT THE UNDERSIGNED ELECTS TO RECEIVE, BUT MAY, INSTEAD, RECEIVE A MIXTURE OF COX CLASS A COMMON STOCK AND CASH.

    The undersigned understands that the 0.7418 and the 1.4836 exchange ratios are fixed ratios and, therefore, will not change even if the trading price of a share of Cox Class A common stock changes. Therefore, the market value of the total transaction and of the Cox Class A common stock the undersigned may receive in the merger will decrease or increase as the price of Cox Class A common stock decreases or increases.

    If the undersigned is acting in a representative or fiduciary capacity for a particular beneficial owner, the undersigned hereby certifies that this form of election covers all of the shares of TCA stock owned by the undersigned in a representative or fiduciary capacity for such particular beneficial owner.

    The undersigned hereby represents and warrants that the undersigned is as of the date hereof, and will be as of the effective time, the registered holder of TCA stock with the full power and authority to make the election indicated herein.

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

                                PLEASE SIGN HERE

Signature:
--------------------------------------------------------------------------------

Signature:
--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------

Name(s):
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity:
--------------------------------------------------------------------------------

Daytime Area Code and
Telephone Number:
--------------------------------------------------------------------------------

    Signature(s) of registered holder(s) must be EXACTLY as name(s) appear(s) in Box A headed "Election and Description of TCA Shares."

    If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated. (See General Instruction 8 hereto.)

Facsimile Transmission:
--------------------------------------------------------------------------------
                                (for Eligible Institutions only)

FOR CONFIRMATION TELEPHONE:
------------------------------------------------------------------------

                              GENERAL INSTRUCTIONS

    This form of election is to be completed and submitted to the exchange agent prior to the election deadline by those holders of TCA stock desiring to make an election. THE GREEN RETURN ENVELOPE ADDRESSED TO THE EXCHANGE AGENT DELIVERED WITH THIS GREEN FORM OF ELECTION SHOULD BE USED TO RETURN THIS GREEN FORM OF ELECTION. YOU SHOULD NOT USE THE WHITE ENVELOPE THAT HAS BEEN SENT IN CONNECTION WITH THE SOLICITATION OF WHITE PROXY CARDS FOR RETURN OF THE GREEN FORM OF ELECTION.

    A HOLDER OF TCA STOCK MUST CHECK THE APPROPRIATE ELECTION BOX IN BOX A ABOVE TO MAKE A PREFERRED ELECTION, A CASH ELECTION OR A SHARE ELECTION.

    Your election is subject to certain terms, conditions and limitations which are set forth in the Merger Agreement and described in the proxy statement/prospectus. The Merger Agreement is included as Annex A to the proxy statement/prospectus. Copies of the proxy statement/prospectus may be requested from the proxy solicitation agent, Chase Mellon Shareholder Services, at (877) 698-6870 or from the exchange agent at the addresses shown on the cover or the toll-free number in general instruction 12 below. The delivery of this form of election to the exchange agent is an acknowledgment of the receipt of the proxy statement/prospectus.

    1. Election Deadline. THE ELECTION DEADLINE IS 5:00 P.M. (EASTERN TIME) ON AUGUST 11, 1999, THE LAST BUSINESS DAY PRIOR TO THE DATE OF THE SPECIAL MEETING OF SHAREHOLDERS OF TCA CALLED TO APPROVE THE MERGER. IF THE EFFECTIVE TIME OF THE MERGER IS NOT REASONABLY EXPECTED TO OCCUR WITHIN THREE TO FIVE BUSINESS DAYS AFTER THE ELECTION DEADLINE, COX AND TCA WILL AGREE TO A LATER DATE, REASONABLY EXPECTED TO BE AT LEAST FOUR BUSINESS DAYS PRIOR TO THE EFFECTIVE TIME OF THE MERGER, AS THE ELECTION DEADLINE AND WILL PUBLISH APPROPRIATE ADVANCE NOTICE OF SUCH ELECTION DEADLINE. For any Preferred Election, Cash Election or Share Election contained herein to be effective, this form of election, properly completed, must be received by the exchange agent at one of the addresses shown above on this form of election at or prior to the election deadline. The exchange agent will determine whether any form of election is received on a timely basis. Any such determinations made in good faith shall be conclusive and binding.

    2. Effect of Asserting Dissenters' Rights. A form of election will not be valid and will be ignored if completed by a shareholder that provides TCA (and TCA actually receives) written notice of intent to assert dissenters' rights and does not vote in favor of the merger and takes such other actions as may be required prior to the effective time of the merger to perfect dissenters' rights under law. Any such shareholder that initially asserts dissenters' rights and subsequently fails to perfect dissenters' rights will receive the form of consideration receivable by shareholders making a Non-Election.

    3. Revocation or Change of Form of Election. A form of election may be revoked if the exchange agent receives written notice prior to the election deadline from the record holder of the shares covered by such election who signed the related form of election. A form of election may be changed if the record holder effectively revokes such holder's form of election in accordance with the procedures described herein and a new form of election for such record holder is received by the exchange agent at or prior to the election deadline.

    4. Election Procedures/Proration. To properly complete Box A, (1) the undersigned must check either the Preferred Election, Cash Election, Share Election or Non-Election boxes (if no box is checked, the Non-Election box will be deemed to have been checked); (2) the name and address of the registered holder(s) must be set forth in the column under the heading "Name and Address of Registered Holder(s)." As set forth in the proxy statement/prospectus, Cox will issue a maximum of approximately 39.6 million shares of Cox Class A common stock and will pay a maximum of approximately $1.6 billion in cash in exchange for the outstanding TCA stock. If the elections result in an oversubscription of either the cash consideration or the share consideration, the procedures for allocating the merger consideration set forth in the Merger Agreement and described in the proxy statement/ prospectus will be followed by the exchange agent. Accordingly, there can be no assurance that a Cash Election or Share Election made by you will result in your receipt of the desired type and amount of merger consideration. See the proxy statement/prospectus under the caption "The Merger Agreement -- Conversion of TCA Stock, Election and Exchange of Certificates." The determination of any proration will occur immediately prior to the merger. The merger consideration is expected to be mailed promptly after the consummation of the merger.

    5. Termination of Merger Agreement. Consummation of the merger is subject to the required approval of the shareholders of TCA and to the satisfaction of certain other conditions. No payments will be made prior to the consummation of the merger, and no payments will be made if the Merger Agreement is terminated. If the Merger Agreement is terminated, all Elections will be void and of no effect.

    6. No Fractional Interests. No certificate representing a fraction of a share of Cox Class A common stock will be issued. In lieu thereof, the exchange agent will remit on Cox's behalf cash, without interest, in an amount equal to such fractional part of a Cox share as described in the Merger Agreement. No such holder of TCA stock shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

    7. Delivery of Form of Election. This form of election properly completed and duly executed, should be delivered to the exchange agent at the address set forth above. THE METHOD OF DELIVERY OF THE FORM OF ELECTION IS AT THE ELECTION AND RISK OF THE HOLDER OF TCA STOCK. IF YOU CHOOSE TO SEND THE MATERIALS BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, APPROPRIATELY INSURED, WITH RETURN RECEIPT REQUESTED. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the exchange agent.

    8. Shares Held by Nominees, Trustees or other Representatives. Holders of record of TCA shares who hold such shares as nominees, trustees or in other representative or fiduciary capacities may submit one or more forms of election covering the aggregate number of shares of TCA stock held by such representative for the beneficial owners for whom the representative is making an election or a Non-Election, provided that such representative certifies that each form of election covers all of the shares of TCA stock held by such representative for any single beneficial owner. Any representative that makes an election or a Non-Election may be required to provide the exchange agent with such documents and/or additional certifications, if requested, in order to satisfy the exchange agent that such representative holds such TCA stock for a particular beneficial owner. If any shares of TCA stock are not covered by an effective form of election, they will be deemed to be covered by a Non-Election.

    9. Inadequate Space. If the space provided herein is inadequate, the share certificate numbers and the numbers of TCA stock represented thereby should be listed on additional sheets and attached hereto.

    10. Signatures on Form of Election

        (a) All signatures must correspond exactly with the name written on the face of the TCA share certificate(s) without alteration, variation or any change whatsoever.

        (b) If the TCA share certificates are held of record by two or more joint owners, all such owners must sign this form of election.

        (c) If any TCA stock is registered in different names on several TCA share certificate(s), it will be necessary to complete, sign and submit as many separate forms of election as there are different registrations of TCA share certificates.

        (d) If this form of election is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying TCA share certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

    11. Miscellaneous. Cox has the discretion, which it may delegate to the exchange agent, to determine whether a form of election has been properly completed, signed and submitted or revoked and to disregard immaterial defects in any form of election. The good faith decision of Cox or the exchange agent in such matters shall be conclusive and binding. Cox and the exchange agent are not under any duty to give notification of defects in any form of election.

    12. Information and Additional Copies. Information and additional copies of this form of election may be obtained from the exchange agent by telephoning toll-free at (800) 251-4215.